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                                  EXHIBIT 4.3

                      NONSTATUTORY STOCK OPTION AGREEMENT
                             DATED DECEMBER 5, 1997



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                      NONSTATUTORY STOCK OPTION AGREEMENT


         This Nonstatutory Stock Option Agreement ("Agreement") is made this 5th day of December, 1997, by and between U.S. Vision, Inc., a Delaware corporation (hereinafter called the "Company"), and Peter M. Troup (hereinafter called the "Optionee").

                                    RECITAL

         The Optionee has rendered substantial advice or assistance to the Company, and the Company has determined to grant to the Optionee the Option (defined below) provided by this Agreement in recognition of such advice or assistance.

                                   AGREEMENT

         In consideration of the premises and the covenants and agreements contained in this Agreement, the Company and the Optionee hereby agree with each other as follows:

         1. No Obligation. The granting of the Option shall not impose upon the Company any obligation to employ the Optionee, to continue to elect Optionee as a director, or to maintain any future relationship with Optionee, and the right of the Company to terminate its relationship with the Optionee shall not be diminished or affected by reason of the fact that the Option has been granted to him.

         2. Grant of Nonstatutory Option. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the nonstatutory right (a stock option not intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended) (the "Option"), beginning on today's date and ending on December 31, 2002, to purchase at a price of nine dollars ($9.00) per share, up to, but not exceeding in the aggregate, twenty-two thousand two hundred twenty two (22,222) shares of the Company's common stock, $.01 par value (the "Common Stock"). Optionee may exercise the Option from time to time as follows: on the date of this Agreement as to not more than one-third of the total number of shares covered by this Agreement; from December 6, 1998 until December 5, 1999, as to any number of shares that, when added to the number of shares previously purchased under the Option, shall not exceed two-thirds of the total number of shares covered by this Agreement; and from December 6, 1998 until December 5, 2002, as to any number of shares that, when added to the number of shares previously purchased under the Option, shall not exceed 100% of the total number of shares covered by this Agreement.

         3. Exercise of Nonstatutory Option. Optionee may exercise the Option by delivering to the Company a written notification specifying (i) the number of shares that the Optionee desires to purchase together with cash, certified check, bank draft, or postal or express money order to the order of the Company for an amount equal to the option price of such shares and (ii) the address to which the certificates for such shares are to be mailed. In lieu of payment in cash or cash equivalents, Optionee may make payment by tendering to the Company shares of Common Stock, or by tendering shares of Common Stock plus cash or cash equivalents, in amounts such that the fair market value of the Common Stock tendered, plus the amount of cash or cash equivalents paid, if any, equals the option price for the shares to be purchased. The Company may then require that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares to be purchased are being acquired for investment and not with a view to their sale or other disposition.

         4. Issuance of Shares. As promptly as practical after receipt of such written notification and payment and receipt of such evidence of intent to acquire for investment as may be required by the Company, the Company will deliver to the Optionee certificates issued in the Optionee's name for the number of shares with respect to which the Option has been so exercised. Delivery of such certificates shall be deemed


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effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee, at the address specified pursuant to Section 3 hereof.

         5. Early Termination for Cause. Notwithstanding any other provision of this Agreement to the contrary, the portion of the Option, if any, that remains unexercised on the date the Optionee ceases to be an employee, consultant, or director of the Company because the Company terminates the Optionee's employment or other relationship with the Company for cause, including that portion of the Option, if any, that is not yet exercisable as of such date, shall terminate and cease to be exercisable as of such date. An Optionee's employment or other relationship with the Company shall be deemed terminated "for cause" if terminated by the Board of Directors of the Company ("Board of Directors") because of the Optionee's dishonesty, other acts detrimental to the Company, or any material breach by the Optionee of any employment, nondisclosure, noncompetition, or other contract with the Company. Whether cause exists shall be determined by such Board of Directors in its sole discretion and good faith. For the purpose of determining the employment or other relationship between the Company and the Optionee, employment by or service to any corporation of which the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock will be considered employment by or service to the Company.

         6. Early Termination Other than for Cause. If the Optionee ceases to be an employee, consultant, or director of the Company for any reason other than for cause as defined in Section 5 above, including, without limitation, because of the Optionee's death or permanent disability, the Optionee or the Optionee's executors, administrators, or any person to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, until the expiration date of the Option, to exercise that portion of the Option, if any, that has become exercisable by the Optionee pursuant to this Agreement but that the Optionee has not yet exercised as of the date the Optionee's employment or other relationship with the Company is terminated by disability, death, or some reason other than for cause.

         7. Executors, Etc. Whenever the word "Optionee" is used in this Agreement under circumstances in which the provisions logically should be construed to apply to the executors, administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

         8. Non-Assignability. The Option is not transferable by the Optionee otherwise than by will or under the laws of descent and distribution and is exercisable during his lifetime only by him. No assignment or transfer of the Option or of the rights represented by the Option, whether voluntary or involuntary by operation of law or otherwise (except by will or by the laws of descent and distribution), shall vest in the assignee or transferee any interest or right in this Agreement whatsoever, but immediately upon any such assignment or transfer, the Option shall terminate and become of no further effect.

         9. No Rights as Stockholder. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any shares as to which the Option shall not have been exercised, as provided in this Agreement and until such shares shall have been issued to the Optionee by the Company under this Agreement.

         10. Changes in Company's Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.


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         The shares with respect to which the Option is granted are shares of the Common Stock of the Company as presently constituted, but if prior to the delivery by the Company of all the shares of the Common Stock with respect to which the Option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation for such shares in money, services, or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to the Option shall be proportionately increased, and the option price per share shall be proportionately reduced; and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to the Option shall be proportionately reduced, and the option price per share shall be proportionately increased.

         Until the Option is fully exercised, if the Company is merged or consolidated with another corporation under circumstances in which the stockholders of the Company receive consideration for their shares in Company, if the Company sells or otherwise disposes of substantially all of its assets to another corporation, or if the Company liquidates or dissolves, then (i) subject to the provisions of clause (iii) below, after the effective date of such merger, liquidation, dissolution, consolidation, or sale, as the case may be, the Optionee will be entitled, upon exercise of the Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities (or cash or other property) as the holders of shares of Common Stock received pursuant to the terms of the merger, liquidation, dissolution, consolidation, or sale; (ii) the Board of Directors shall waive any limitations on exercisability set forth in or imposed pursuant to Section 2 of this Agreement so that the Option, from and after a date prior to the effective date of the merger, liquidation, dissolution, consolidation, or sale, as the case may be, specified by the Board of Directors, will be exercisable in full; and (iii) the Board of Directors may cancel the Option as of the effective date of any such merger, liquidation, dissolution, consolidation, or sale provided that (a) notice of such cancellation is given to the Optionee and (b) has the right to exercise the Option in full (without regard to any limitations set forth in or imposed pursuant to Section 2 of this Agreement) during a 30-day period preceding the effective date of such merger, liquidation, dissolution, consolidation, or sale.

         Except as expressly provided above, the issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash or property or for labor or services, either upon direct sale, upon a merger not resulting in any consideration being received by Company stockholders, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

         11. Requirements of Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue any shares to the Optionee under this Agreement, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulations of any governmental authority. If at any time specified in this Agreement for the issuance of shares to the Optionee, any law or regulation shall require either the Company or the Optionee to take action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933, as now in effect or as hereafter amended or to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant to the Option to comply with any law or regulation of any governmental authority.

         12. Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as provided in this Agreement; provided that, unless and until some other address be so designated, all notices or communications by the


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Optionee to the Company shall be addressed to the President of the Company and mailed or delivered to the Company at its office at 10000 N. Central Expressway, Suite 1460, Dallas, Texas, 75231, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to him at Optionee's address listed under Optionee's signature below.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                             U.S. VISION, INC.


                             By:/s/ William A. Schwartz, Jr.
                                --------------------------------------------
                                         William A. Schwartz, Jr., President



                             /s/ Peter M. Troup
                             -----------------------------------------------
                                         Peter M. Troup, Optionee


                              12518 Happy Hollow Road
                             -----------------------------------------------
                             Street address
                              Cockeysville,   Maryland             21030
                             -----------------------------------------------
                             City           State/County          Zip Code